UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 11, 2022

Digipath, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 11, 2022, Digipath, Inc. (the “Company”) notified Evio, Inc. of the Company’s termination of the letter of intent between the Company and Evio, Inc., which had provided for the purchase by the Company of Evio’s controlling interest in C3 Labs, LLC (“C3 Labs”), a cannabis and hemp testing laboratory based in Berkeley, California.

Prior to the termination of the letter of intent, the Company had advanced C3 Labs a total of approximately $1,000,000 in secured loans. The Company is currently in possession of equipment of C3 Labs, which it is in the process of liquidating. The Company anticipates that the proceeds of such liquidation will be sufficient to repay the Company in full all amounts owed to it by C3 Labs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digipath, Inc.

Date: March 25, 2022

By:	/s/ A. Stone Douglass
A. Stone Douglass
Chief Financial Officer